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                                                                      EXHIBIT 11


                      PACIFIC INTERNATIONAL SERVICES CORP

                    COMPUTATION OF EARNINGS PER COMMON SHARE



                                                                                           Three Months Ended March 31
                                                                                       -----------------------------------
                                                                                          1996                     1995
                                                                                       ----------                ---------
Weighted average common shares
     outstanding                                                                       13,234,599                8,079,800
                                                                                       ==========                =========


        Net income (loss) from continuing operations                                     (150,652)                  54,189
        before extraordinary items and discontinued operations

        Discontinued operations
        Loss from operations of discontunued  vehicle rental
        division                                                                                                  (432,330)
                                                                                       ==========                =========

Earnings per common share:

        Continuing Operations                                                               (0.01)                    0.01
        Discontinued Operations                                                                                      (0.06)
                                                                                       ----------                ---------
        Net Income (loss)                                                                   (0.01)                   (0.05)
                                                                                       ==========                =========